Exhibit 16.1

April 25, 2013

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549 - 7561

Re: Highwater Ethanol, LLC

Commission File Number: 333-137482

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Highwater Ethanol, LLC dated April 25, 2013, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Boulay, Heutmaker, Zibell & Co. P.L.L.P.